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                                 EXHIBIT A

                             SECOND AMENDMENT
                                  TO THE
                   POLICY MANAGEMENT SYSTEMS CORPORATION
                          1989 STOCK OPTION PLAN


THIS AMENDMENT to Policy Management Systems Corporation 1989 Stock Option Plan (the "Plan) is made by POLICY MANAGEMENT SYSTEMS
CORPORATION (the "Company") and entered into as of this 13th day of October, 1994, to be effective as of the date this amendment is approved by the stockholders of the Company at a meeting duly called and held.

                           W I T N E S S E T H:

WHEREAS, the Company sponsors and maintains the Plan and, pursuant to Section 15 thereof, the Company has the right to amend the Plan subject to stockholders approving certain amendments; and

WHEREAS, the Company desires to amend the Plan to authorize additional shares of the Company's stock to be reserved for use under the Plan;

NOW THEREFORE, the Plan is hereby amended, effective as set forth above, as follows:

1.   The first sentence of Section 3 is amended to read as follows:

     There shall be 2,750,000 shares of Common Stock reserved for use under this Plan, and such shares of Common Stock shall be reserved to the extent that PMSC deems appropriate from authorized but unissued shares of Common
     Stock.

2. The first sentence in the second paragraph of Section 3 is amended to read as follows:

     An Option Agreement shall provide when the Option shall become exercisable, but in no event shall an Option become exercisable earlier than in installments as follows:

   (1)   During the first year of the Term, the
         Option shall be exercisable as to one-third
         (1/3) of the number of shares subject to the Option;


   (2)   During the second year of the Term, the
         Option shall be exercisable as to two-thirds
         (2/3) of the number of shares subject to the Option, minus the number of shares, if any, as to which the Option was exercised during the first year of the Term; and

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   (3)   During the third and following years of the
         Term, the Option shall be exercisable as to all of the shares subject to the Option, minus and number of shares, if any, as to which the Option was exercised during the first and second years of the Term.

IN WITNESS WHEREOF, this Amendment has been executed on the day and year first above written.


POLICY MANAGEMENT SYSTEMS CORPORATION



BY (SIGNATURE)         /s/  G. Larry Wilson
(NAME AND TITLE)            G. Larry Wilson, President and
                              Chairman
DATE                        October 13, 1994



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                                 EXHIBIT B

                         Insert to Form of Option




THESE OPTIONS MAY BE REVOKED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS IN THEIR ABSOLUTE DISCRETION, PRIOR TO THE TIME
THEY BECOME EXERCISABLE IN ACCORDANCE WITH THE PLAN IF THEY DEEM
IT
APPROPRIATE TO DO SO BASED UPON SUCH FACTS OR CIRCUMSTANCES AS
THEY
DEEM RELEVANT, INCLUDING, WITHOUT LIMITATION, THE RESULTS OR FINDINGS, WHETHER PRELIMINARY OR FINAL, OF THE VARIOUS INVESTIGATIONS INTO THE COMPANY'S PREVIOUSLY ISSUED FINANCIAL STATEMENTS.